Exhibit 10.16
                              CONSULTING AGREEMENT

      CONSULTING AGREEMENT made and entered into as of the 19th day of February 2000 by and between Ambient Corporation, a Delaware Corporation (herineafter the "Company") and Trax Investments Ltd. ( herineafter the "Consultant").

                               W I T N E S S E T H

      WHEREAS, the Company is in the business of developing and marketing various power line telecommunications products and components, and

      WHEREAS, the Consultant is in the business of providing financial, and advisory services (hereinafter the "Services") , and

      WHEREAS, the Company wishes to have the Consultant provide the Services, which the Company deems critical to its operations

      NOW, THEREFORE, in consideration of the mutual promises, covenants and undertakings of the parties, it is hereby agreed:

1. Engagement & Duties.

      1.1 The Company hereby engages Consultant and the Consultant agrees to provide advice and services to the Company related to the Services. Consultant shall devote such time and effort to the consulting services hereunder as is necessary and proper for the fulfillment of Consultant's obligations hereunder.

      1.2 Consultant shall report regularly to the Director of the Company with respect to Consultant's activities hereunder.

2. Compensation For services rendered hereunder the Company hereby (i) issues to Consultant 589,750 shares of the Company's Common Stock (the Securities.") and
(ii) shall pay to the Consultant the sum of $5,000 per month.

3. Representations of Consultant Respecting the Securities.

      3.1 General Restriction on Transfer. Except for transfers otherwise permitted by this Agreement or applicable law, Consultant agrees that it will not transfer any of the Securities.

      3.2 Not for Resale. Consultant represents that it is acquiring the Securities for investment for its own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof. Consultant agrees that it will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (each a "Transfer") any of the Securities unless such Transfer complies with the provisions of this Agreement and (i) the Transfer is pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the rules and regulations in effect thereunder (the "Securities Act"), or (ii) counsel for Consultant shall have furnished the Company with an opinion, reasonably acceptable to the Company, that no such registration is required because of the availability of an exemption under the Securities Act.

      3.3 Certain Permitted Transfers. Notwithstanding the general prohibition
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      on Transfers contained herein, the Company acknowledges and agrees that any Transfer in a private transaction which does not include a public distribution is permitted and need not require an opinion of counsel, provided, that prior to such Transfer, the transferee shall deliver to the Company a valid written undertaking to be bound by the terms of this Agreement.

4. Proprietary Information

      4.1 The term "Information" means any and all confidential and proprietary information including but not limited to any and all specifications, formulae, prototypes, software design plans, computer programs, and any and all records, data, methods, techniques, processes and projections, plans, marketing information, materials, financial statements, memoranda, analyses, notes, and other data and information (in whatever form), as well as improvements and know-how related thereto, relating to the Company or its products. Information shall not include information that (a) was already known to or independently developed by the Consultant prior to its disclosure as demonstrated by reasonable and tangible evidence satisfactory to the Company; (b) shall have appeared in any printed publication or patent or shall have become part of the public knowledge except as a result of breach of this Agreement by the Consultant or similar agreements by other Company consultants or employees (c) shall have been received by the Consultant from another person or entity having no obligation to the Company or (d) is approved in writing by the Company for release by the Consultant.

      4.2 The Consultant agrees to hold in trust and confidence all Information disclosed to it and further agrees not to exploit or disclose the Information to any other person or entity or use the Information directly or indirectly for any purpose other than for its work with the Company.

      4.3 The Consultant agrees to disclose the Information only to persons necessary in connection with its work with the Company and who have undertaken the same confidentiality obligations set forth herein in favor of the Company. The Consultant agrees to assume full responsibility for the confidentiality of the Information disclosed to it and to prevent its unauthorized disclosure, and shall take appropriate measures to ensure that such persons acting on his behalf are bound by a like covenant of secrecy.

      4.4 The Consultant acknowledges and agrees that the Information furnished hereunder is and shall remain proprietary to the Company. Unless otherwise required by statute or government rule or regulation, all copies of the Information, shall be returned to the Company immediately upon request without retaining copies thereof.

5. General Provisions

      5.1 This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and shall not be amended, modified or varied by any oral agreement or representation or otherwise other than by a written instrument executed by both parties or their duly authorized representatives.

      5.2 No failure, delay or forbearance by a party in exercising any power or right hereunder shall in any way restrict or diminish such party's rights and powers under this Agreement, or operate as a waiver of any breach or non-performance by either party of any of the terms or conditions hereof.

      5.3 If any term or provision of this Agreement shall be declared invalid, illegal or unenforceable, then such term or provision shall be enforceable to the extent that a court shall

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deem it reasonable to enforce such term or provision and if such term or provision shall be unenforceable, such term or provision shall be severed and all remaining terms and provisions shall be unaffected and shall continue in full force and effect.

      5.4 The terms and conditions of this Agreement supersede those of all previous agreements and arrangements, either written or oral between the Company and Consultant relating to the subject thereof.

      5.5 Consultant acknowledges and agrees that he is an independent contractor, is not the agent of the Company and has no authority in such capacity to bind or commit the Company by or to any contract or otherwise. Consultant is not, expressly or by implication, an employee of the Company for any purpose whatsoever.

      5.6 This Agreement shall be interpreted, construed and governed in accordance with the law of the State of New York

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


Ambient Corporation                       Trax Investments Ltd.
                                          By its Director HTL Corp Services

S/Aryeh Weinberg                          S/ Derrick Harper
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                                          S/ Peter Goulden
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